UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to § 240.14a-12.
Diamond Offshore Drilling, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
ELECTION OF DIRECTORS (Proposal No. 1)
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
STOCK OPTION PLAN
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CUMULATIVE TOTAL STOCKHOLDER RETURN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
SOLICITATION EXPENSES
COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS
OTHER MATTERS

DIAMOND OFFSHORE DRILLING, INC.
15415 Katy Freeway
Houston, Texas 77094
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2006
To our Stockholders:
      The 2006 annual meeting of stockholders of Diamond Offshore Drilling, Inc. will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 23, 2006 at 11:30 a.m. local time for the following purposes:

(1) To elect eight directors to serve until our 2007 annual meeting of stockholders;

(2) To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006; and

(3) To transact other business that may properly come before the annual meeting or any adjournment of the annual meeting.
      Our stockholders of record at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. Stockholders who execute proxies solicited by our Board of Directors retain the right to revoke them at any time. Unless you revoke your proxy, your shares of common stock represented by your proxy will be voted at the annual meeting in accordance with the directions given in your proxy. If you do not specify a choice on your proxy, the proxy will be voted FOR the nominees for director named in the attached proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. The list of our stockholders may be examined at our executive offices at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.
      Additional information regarding the annual meeting is included in the attached proxy statement.
      YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Sincerely,

William C. Long
Vice President, General Counsel and Secretary
March 29, 2006

DIAMOND OFFSHORE DRILLING, INC.
15415 KATY FREEWAY
HOUSTON, TEXAS 77094
PROXY STATEMENT
For the 2006 Annual Meeting of Stockholders
to be held on May 23, 2006
ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
      The Board of Directors, or the Board, of Diamond Offshore Drilling, Inc., a Delaware corporation, which we refer to in this Proxy Statement as “we,” “us,” “our company” or “Diamond Offshore,” is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2006 annual meeting of our stockholders, or the Annual Meeting, and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 23, 2006 at 11:30 a.m. local time. We are distributing this Proxy Statement and the form of proxy to our stockholders entitled to notice of the Annual Meeting beginning on or about April 5, 2006.
What is the purpose of the Annual Meeting?
      At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to act upon proposals to elect eight members of our Board of Directors to serve until our 2007 annual meeting of stockholders and to ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.
Who is entitled to vote at the Annual Meeting?
      Only holders of record of our common stock, par value $.01 per share, at the close of business on March 27, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held. Shares of our common stock represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. On the record date 129,063,697 shares of our common stock, which is our only outstanding class of voting securities, were outstanding and entitled to vote.
Who can attend the Annual Meeting?
      Only stockholders of record as of the close of business on March 27, 2006 and their accompanied guests, or the holders of their valid proxies, may attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid government-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 27, 2006, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
What constitutes a quorum?
      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.
What vote is required to approve each item to be voted on at the Annual Meeting?
      A plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the eight nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to stockholders for consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.
How does the Board recommend that I vote?
      Our Board of Directors recommends that you vote FOR each of the nominees for director named in this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.
How do I vote?
      You may vote in person at the Annual Meeting or you may give us your proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. As described below, you can change your vote at the Annual Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. The telephone and Internet voting procedures have been set up for your convenience and are designed to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
Can I change my vote after I return my proxy card?
      Yes. Your proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if you attend the Annual Meeting in person, by giving notice of revocation to the Inspectors of Election referred to below at the Annual Meeting.

How will votes be recorded?
      Votes will be tabulated by ADP Investor Communication Services, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote, whom we refer to as the Inspectors of Election. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for each nominee and for or against each other matter voted upon, the number of shares with respect to which authority to vote for that nominee or other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.
Where can I find the voting results of the Annual Meeting?
      We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2006.
What is the date of this Proxy Statement?
      The date of this Proxy Statement is March 29, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The table below provides information about each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (based upon Schedule 13D and Schedule 13G filings by these persons with the Securities and Exchange Commission, or the Commission) as of March 27, 2006. The percentages are calculated based on the number of shares of our common stock outstanding as of March 27, 2006, excluding shares held by us or for our account.

	Name and Address of	Amount and Nature of		Percent
Title of Class	Beneficial Owner	Beneficial Ownership		of Class

Common Stock	Loews Corporation	70,104,620	(1)	54.3%
	667 Madison Avenue New York, NY 10021-8087

Common Stock	FMR Corp. (2)	7,519,836	(2)	5.8%
	82 Devonshire Street Boston, MA 02109

Common Stock	Capital Research and Management Company (3)	9,085,000	(3)	7.0%
	333 South Hope Street Los Angeles, CA 90071

(1)	Loews Corporation, or Loews, has sole investment power and sole voting power over the shares.

(2)	This information is based solely on a Schedule 13G/ A filed with the Commission on February 14, 2006 jointly by FMR Corp., Fidelity Management & Research Company and Edward C. Johnson 3d. This Schedule 13G/ A indicates that FMR Corp. and Mr. Johnson, Chairman of FMR Corp., have sole investment power over the shares and that members of Mr. Johnson’s family may be deemed to be members of a controlling group with respect to FMR Corp. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 7,432,000 shares of our common stock as investment advisor to various registered investment companies. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 47,700 shares of our common stock as investment manager of various institutional accounts. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 536 shares of our common stock as investment advisor to various individuals. Fidelity International Limited was the beneficial owner of 39,600 shares of our common stock as investment advisor to various non-U.S. investment companies and certain institutional investors.

(3)	This information is based solely on a Schedule 13G/ A filed with the Commission on February 10, 2006. Capital Research and Management Company has sole investment power over the shares and sole voting power over 2,660,000 shares.
      Because Loews holds a majority of the outstanding shares of our common stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. We understand that Loews intends to vote FOR the election of the eight nominees for the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. There are no agreements between us and Loews with respect to the election of our directors or officers or with respect to the other matters which may come before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
      The following table shows the amount and nature of beneficial ownership of our common stock and of the common stock, par value $1.00 per share, of Loews, or Loews Common Stock, beneficially owned by each of our directors, each of our executive officers named in the Summary Compensation Table below, and all of our directors and executive officers as a group, as of March 27, 2006. All of our directors and executive officers individually and as a group own less than 1% of our common stock. None of our directors or executive officers owns any shares of Loews’s Carolina Group Stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below.

	Shares of Our	Shares of Loews	% of Loews
Name of Beneficial Owner	Common Stock	Common Stock	Common Stock

James S. Tisch(1)	125,000	3,217,608	1.7%
Lawrence R. Dickerson(2)	26,459	0	*
Alan R. Batkin(3)	11,000	0	*
Charles L. Fabrikant(4)	2,000	0	*
Paul G. Gaffney, II(5)	2,500	0	*
Herbert C. Hofmann(6)	1,000	8,248	*
Arthur L. Rebell(7)	9,500	26,873	*
Raymond S. Troubh(8)	11,500	10,000	*
Rodney W. Eads(9)	8,376	0	*
David W. Williams(10)	16,342	0	*
John L. Gabriel, Jr.(11)	9,412	0	*
All Directors and Executive Officers as a Group(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	250,914	3,262,729	1.7%

*	Less than 1% of the Loews Common Stock.

(1)	The number of shares of our common stock includes 120,000 shares of common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006. The number of shares of Loews Common Stock includes 90,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 2,100,268 shares of Loews Common Stock held by trusts of which Mr. Tisch is the managing trustee (inclusive of 1,506,339 shares held in trust for his benefit) and 110,000 shares of Loews Common Stock held by a charitable foundation for which Mr. Tisch has shared voting and investment power.

(2)	Includes 3,955 shares held by virtue of Mr. Dickerson’s investment in our common stock pursuant to our Retirement Plan referred to below, in which he shares voting and investment power with his spouse. Also includes 22,504 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(3)	Includes 10,000 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006. In addition, Mr. Batkin holds 1,000 shares of our common stock in which he shares voting and investment power with his spouse.

(4)	Includes 2,000 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(5)	Includes 2,500 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(6)	Includes 1,000 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006. The number of shares of Loews Common Stock represents 8,248 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(7)	Includes 9,500 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006. The number of shares of Loews Common Stock includes 26,873 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(8)	Includes 6,500 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(9)	Includes 8,376 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(10)	Includes 1,142 shares held by virtue of Mr. Williams’s investment in our common stock pursuant to the Retirement Plan and an additional 200 shares of our common stock in which, in each case, he shares voting and investment power with his spouse. Also includes 15,000 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(11)	Includes 1,283 shares held by virtue of Mr. Gabriel’s investment in our common stock pursuant to the Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 8,129 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006.

(12)	The number of shares of our common stock owned by all directors and executive officers as a group includes 6,300 shares of our common stock beneficially owned, as of March 27, 2006, and 21,525 shares of our common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 27, 2006 by our executive officers who are not named in the Summary Compensation Table below. See “Executive Compensation.” Investment and voting power with respect to shares owned by Mr. Krenek, our Vice President and Chief Financial Officer, and Mr. Vecchio, our Senior Vice President — Technical Services, is shared with each such executive officer’s spouse.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, file initial reports of ownership and reports of changes in ownership of our equity securities with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of these reports furnished to us and written representations that no report on Form 5 was required for 2005, we believe that no director, executive officer or beneficial owner of more than ten percent of our common stock failed to file a Section 16(a) report on a timely basis during 2005 except Mr. Fabrikant, who filed one late report on Form 4 in which four transactions were not reported on a timely basis.

ELECTION OF DIRECTORS
(Proposal No. 1)
      Our Board of Directors consists of eight directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board of Directors elects our officers annually to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. Information about our current directors is below.
      The nominees for director are James S. Tisch, Lawrence R. Dickerson, Alan R. Batkin, Charles L. Fabrikant, Paul G. Gaffney, II, Herbert C. Hofmann, Arthur L. Rebell and Raymond S. Troubh. Each of the eight directors to be elected at the Annual Meeting will serve a term of one year to expire at our 2007 annual meeting of stockholders.
      It is intended that the proxies received from holders of our common stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Tisch, Dickerson, Batkin, Fabrikant, Gaffney, Hofmann, Rebell and Troubh, each of whom is now a director. Although we do not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, if that occurs we expect that the proxies will be voted for such other candidate or candidates as our Board of Directors may nominate.
      Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

		Age as of
		January 31,	Director
Name	Position	2006	Since

James S. Tisch(1)	Chairman of the Board and Chief Executive Officer	53	1989
Lawrence R. Dickerson(1)	Director, President and Chief Operating Officer	53	1998
Alan R. Batkin(2)	Director	61	1999
Charles L. Fabrikant(2)	Director	61	2004
Paul G. Gaffney, II(3)	Director	59	2004
Herbert C. Hofmann(1)	Director	63	1992
Arthur L. Rebell	Director	64	1996
Raymond S. Troubh(2)(3)	Director	79	1995

(1)	Member, Executive Committee of the Board of Directors

(2)	Member, Audit Committee of the Board of Directors

(3)	Member, Incentive Compensation Committee of the Board of Directors
      James S. Tisch has served as our Chief Executive Officer since March 1998. Mr. Tisch has served as Chairman of the Board since November 1995 and as a director since June 1989. Mr. Tisch is the President and Chief Executive Officer and a director of Loews, a diversified holding company. Mr. Tisch also serves as a director of CNA Financial Corporation, a 91% owned subsidiary of Loews.
      Lawrence R. Dickerson has served as our President and Chief Operating Officer and as a director since March 1998. Mr. Dickerson served on the United States Commission on Ocean Policy from 2001 to 2004.
      Alan R. Batkin has served as a director since July 1999. Mr. Batkin is Vice Chairman of Kissinger Associates, Inc. Mr. Batkin also serves as a director of Overseas Shipholding Group, Inc., Hasbro, Inc., Cantel Medical Corp. and Merrill Lynch IQ Investment Advisors Fund Complex.

      Charles L. Fabrikant has served as a director since January 2004. Mr. Fabrikant is the Chairman of the Board, Chief Executive Officer and President of SEACOR Holdings Inc., which operates offshore support vessels servicing oil and gas exploration and development. Mr. Fabrikant is also President of Fabrikant International Corporation, a privately owned corporation engaged in marine operations and investments.
      Paul G. Gaffney, II has served as a director since October 2004. Mr. Gaffney has served as President of Monmouth University since 2003 and was the President of National Defense University from 2000 to 2003. Mr. Gaffney served as Commissioner of the U.S. Commission on Ocean Policy from 2001 to 2004. Mr. Gaffney is a director of Ocean Design Inc. and Meridian Health Systems. He also serves as a public trustee for NJ Marine Sciences Consortium.
      Herbert C. Hofmann has served as a director since January 1992. Mr. Hofmann is a Senior Vice President of Loews and the President and Chief Executive Officer of Bulova Corporation, a wholly owned subsidiary of Loews.
      Arthur L. Rebell has served as a director since July 1996. Mr. Rebell is a Senior Vice President of Loews. Mr. Rebell also serves as the Chairman of the Board of Boardwalk Pipeline Partners, LP, a subsidiary of Loews.
      Raymond S. Troubh has served as a director since November 1995. Mr. Troubh is a financial consultant, a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is a director of General American Investors Company, Gentiva Health Services, Inc., Hollinger International, Inc., Portland General Electric Company and Triarc Companies, Inc.
Director Independence
      Because more than 50% of our outstanding common stock is held by Loews, we are a “controlled company” under the corporate governance listing standards of the New York Stock Exchange, or the NYSE Listing Standards. The NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors and, accordingly, our Board of Directors has determined that it is appropriate not to have a Board comprised of a majority of independent directors. Our Board of Directors has determined that Mr. Batkin, Mr. Gaffney, Mr. Fabrikant and Mr. Troubh, whom we refer to as Independent Directors, are independent under the NYSE Listing Standards. The Board considered all relevant facts and circumstances and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with us or our subsidiaries.
      The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:
      (1) any of the following relationships existed during the past three years:

(i) the director is our employee or the employee of any of our subsidiaries or has received more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

(ii) the director provided significant advisory or consultancy services to us or any of our subsidiaries or is affiliated with a company or a firm that has provided significant advisory or consultancy services to us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iii) the director has been a significant customer or supplier of us or any of our subsidiaries or affiliated with a company or firm that is a significant customer or supplier of us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iv) the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to us or any of our subsidiaries; or

(v) the director has been employed by another company where any of our current executives serve on that company’s compensation committee;
      (2) the director’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother-or sister-in-law, or any other person sharing the director’s home (other than a domestic employee), has a relationship described in (1) above; or
      (3) the director has any other relationships with us or any of our subsidiaries or with members of senior management that our Board of Directors determines to be material.
Committees of the Board of Directors
      Our Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Incentive Compensation Committee. We do not have a nominating committee or charter or a standing compensation committee. Because we are a “controlled company” under the NYSE Listing Standards, these committees are not required and our Board of Directors has determined that it is appropriate not to have these committees. The entire Board of Directors participates in the consideration of director nominees and, except as discussed below in the Board of Directors Report on Executive Compensation, the Executive Committee and the Incentive Compensation Committee participate in the consideration of executive compensation.

Executive Committee
      The Executive Committee of the Board of Directors consists of three members, Mr. Tisch, Mr. Dickerson and Mr. Hofmann. The Executive Committee has and may exercise all the powers of our Board of Directors in the management of our business that may lawfully be delegated to it by our Board of Directors. During 2005, the Executive Committee took action by unanimous written consent on one occasion.

Audit Committee
      The Audit Committee of the Board of Directors consists of three members, Mr. Batkin, Mr. Fabrikant and Mr. Troubh. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. Our Board of Directors has adopted a written Audit Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the NYSE Listing Standards. The Board has determined that Mr. Batkin qualifies as an “audit committee financial expert” under the rules of the Commission. Mr. Batkin has advised the Board of Directors that, in addition to serving on our Audit Committee, he serves on the audit committee of one other public company and certain investment funds, all of which are within a single family of funds. The Board has determined that the simultaneous service by Mr. Batkin on those audit committees does not impair his ability to serve effectively on our Audit Committee.

Incentive Compensation Committee
      Our Board of Directors created the Incentive Compensation Committee pursuant to the terms of our Incentive Compensation Plan for Executive Officers, which the Board adopted on February 23, 2005. The members of the Incentive Compensation Committee are Mr. Gaffney and Mr. Troubh, each of whom is an Independent Director. The primary function of the Incentive Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of our executive officers. These responsibilities include administration of our incentive and equity-based compensation plans.

Director Nominating Process
      Our Board of Directors will, subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures specified in the Bylaws, may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for the 2007 annual meeting of stockholders, means that the nomination must be received no later than February 22, 2007. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:

(i) the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

(ii) a representation that the stockholder is a holder of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations under it; and

(v) the consent of each nominee to serve as our director if so elected.
      Nominations of directors may also be made by the Board of Directors or as otherwise provided in our Certificate of Incorporation or Bylaws. In determining whether it will nominate a candidate for a position on our Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. The Board retains its full discretion in making such determinations, and also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation or Bylaws, or any agreement to which we are a party.
Executive Sessions of Non-Management Directors
      Our non-management directors meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors is held at least annually. Upon the recommendation of the non-management directors and Independent Directors, our Board of Directors has selected Alan R. Batkin to act as the Lead Director and to serve as the presiding director at these meetings.
Director Attendance at Meetings
      During 2005 there were eight meetings of the Board of Directors, nine meetings of the Audit Committee and two meetings of the Incentive Compensation Committee. During 2005, each of our incumbent directors then in office attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served. We do not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting while recognizing that circumstances may prevent attendance from time to time. All except one of our directors then in office attended our 2005 annual meeting of stockholders.

Director Compensation
      Each director who is not our employee receives a quarterly award of options to purchase 500 shares of our common stock in accordance with the terms of our Second Amended and Restated 2000 Stock Option Plan. The options vest immediately with some options having terms of five years and some ten years from the date of grant. In addition, all non-employee directors receive an annual cash retainer of $25,000. The Lead Director receives an annual cash retainer of $10,000 and the Chairman of the Audit Committee also receives an annual cash retainer of $10,000. We pay each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a fee of $1,500 for attendance at each meeting of our Board of Directors and $1,000 for attendance at each meeting of the Audit Committee and Incentive Compensation Committee, in addition to the reasonable costs and expenses incurred by these directors in relation to their services.
Code of Ethics and Corporate Governance Guidelines
      We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. We intend to post changes to or waivers of this Code for our principal executive officer, principal financial officer and principal accounting officer on our website. In addition, our website contains a corporate governance section that includes our corporate governance guidelines. We will provide a printed copy of our corporate governance guidelines to any stockholder upon request.
AUDIT COMMITTEE REPORT
      As discussed above under the heading “Committees of the Board of Directors — Audit Committee,” the primary role of the Board’s Audit Committee is to oversee our financial reporting process and manage our relationship with our independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2005 with our management and independent auditors. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to us and our management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence.
      The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that our financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which we have filed with the Commission.
THE AUDIT COMMITTEE
Alan R. Batkin, Chairman
Charles L. Fabrikant
Raymond S. Troubh
Compensation Committee Interlocks and Insider Participation
      During the year ended December 31, 2005, we had no compensation committee, although the Executive Committee and Incentive Compensation Committee of our Board of Directors performed certain similar functions with respect to the compensation and bonuses of our executive officers. See “Board of Directors Report on Executive Compensation — General,” “— Annual Cash Bonus Incentives” and “— Compensation of the Chief Executive Officer.” Decisions concerning compensation of executive officers were made during 2005 by persons who were members of our Board of Directors, including our executive officers James S. Tisch and Lawrence R. Dickerson. James S. Tisch serves as a director of Loews, and Messrs. Tisch, Hofmann and Rebell, who are members of our Board of Directors, are executive officers of Loews. None of our executive officers served on the compensation committee of any other entity that has or had an executive officer who served as a member of our Board of Directors during 2005.
Equity Compensation Plan Information
      The following table provides information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2005:

Equity Compensation Plan Information

	Number of Securities		Number of Securities Remaining
	to be Issued Upon	Weighted-Average	Available for Future Issuance
	Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	556,590	$36.79	558,300
Equity compensation plans not approved by security holders	—	—	—

Total	556,590	$36.79	558,300

EXECUTIVE COMPENSATION
      The following table shows for the years ended December 31, 2005, 2004 and 2003 the compensation we paid to our Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 2005, whom we refer to collectively as the Named Executive Officers, for service in all capacities with our company and our subsidiaries.
Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Options	Compensation(3)

James S. Tisch	2005	$300,000	$—	30,000	$15,868
Chairman of the Board and	2004	300,000	—	30,000	15,394
Chief Executive Officer	2003	300,000	—	30,000	15,189

Lawrence R. Dickerson	2005	611,996	330,000	22,500	37,800
President and Chief Operating Officer	2004	579,996	250,000	22,500	35,385
	2003	534,750	175,000	22,500	33,524

David W. Williams	2005	507,005	250,000	15,000	31,690
Executive Vice President	2004	480,501	200,000	15,000	29,768
	2003	445,095	145,000	15,000	28,210

Rodney W. Eads	2005	376,541	165,000	8,000	24,067
Senior Vice President —	2004	356,911	115,000	8,000	22,650
Worldwide Operations	2003	330,609	88,000	8,000	21,537

John L. Gabriel, Jr.	2005	357,941	165,000	8,000	22,661
Senior Vice President —	2004	339,281	110,000	8,000	21,347
Contracts and Marketing	2003	312,985	84,000	8,000	20,294

(1)	Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2)	Amounts include all deferred portions of bonuses based on service during the respective year indicated by the Named Executive Officers. See “Board of Directors Report on Executive Compensation — Annual Cash Bonus Incentives.”

(3)	The amounts shown for 2005 include (i) our contributions under the Retirement Plan referred to below in the amount of $7,875 to each Named Executive Officer, (ii) our matching contribution under the Retirement Plan in the amount of $3,150 to each Named Executive Officer, except Mr. Tisch, (iii) our contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance in the amount of $3,977 to each Named Executive Officer and (iv) our contributions under the Deferred Compensation and Supplemental Executive Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $4,016; Mr. Dickerson, $22,798; Mr. Williams, $16,688; Mr. Eads, $9,065; and Mr. Gabriel, $7,659. In some cases, the total of the foregoing itemized amounts does not equal the corresponding aggregate amount set forth in the “All Other Compensation” column due to rounding.
      We maintain a defined contribution plan, which we refer to as the Retirement Plan, designed to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, which (together with the regulations promulgated thereunder, as each may be amended) we refer to as the Code, pursuant to which we contribute 3.75% of the participant’s defined compensation and we match 25% of the first 6% of each participant’s compensation contributed. Participants are fully vested immediately upon enrollment in the plan. Participants may use up to 25% of the amount of such contributions to the Retirement Plan to purchase shares of our common stock.

      In addition, under our Deferred Compensation and Supplemental Executive Retirement Plan, we contribute to participants any portion of the 3.75% of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code and because of elective deferrals that the participant makes under the plan. Additionally, the plan provides that participants may defer up to 10% of base compensation and/or up to 100% of any performance bonus. Participants in this plan are a select group of our management or highly compensated employees and are fully vested in all amounts paid into the plan.
      In February 2005, we adopted our Incentive Compensation Plan for Executive Officers. Under this plan, cash awards may be granted to certain of our highest paid executive officers based on the attainment of specified performance goals. The Incentive Compensation Plan is designed to qualify the amounts we pay under its terms to our executive officers as “qualified performance-based compensation” under Section 162(m) of the Code. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by us for federal income tax purposes even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.
Deductibility of Compensation for Tax Purposes
      Under the Code, the amount of compensation paid to or accrued for our Chief Executive Officer and our four other most highly compensated executive officers which may be deductible by us for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.
      To the extent that our compensation policy can be implemented in a manner which maximizes the deductibility of the compensation we pay, our Board of Directors seeks to do so. Accordingly, we have designed both the Incentive Compensation Plan and our Second Amended and Restated 2000 Stock Option Plan so that compensation in the form of awards or grants made under either plan will be considered to be “performance-based” under the applicable provisions of the Code.
STOCK OPTION PLAN
      Under the terms of our Second Amended and Restated 2000 Stock Option Plan, certain of our employees, consultants and non-employee directors may be granted options to purchase our common stock at no less than 100% of the fair market value of the common stock on the date the option is granted. The plan also authorizes the award of stock appreciation rights, or SARs, in tandem with stock options or separately. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of common stock on the exercise date. The exercise price of a free-standing SAR may not be less than 100% of the fair market value of the common stock on the date of grant. The Second Amended and Restated 2000 Stock Option Plan is administered by our Board of Directors, except for any participant under the plan who is then a participant in our Incentive Compensation Plan for Executive Officers or is, with respect to our company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the regulations under the Code. For those participants, the authority to control and manage the operation and administration of the plan is generally vested in the Incentive Compensation Committee. The plan authorizes the issuance of options to acquire up to 1,500,000 shares of our common stock, of which options to acquire 385,110 shares had been exercised as of December 31, 2005. Stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and, unless otherwise specified by our Board of Directors or the Incentive Compensation Committee at the time of the grant, vest in four equal, annual installments over four years. SARs have a maximum term of ten years, subject to earlier termination under certain conditions, and vest as specified by our Board of Directors or the Incentive Compensation Committee at the time of the grant. As of December 31, 2005, no SARs had been granted under the plan.

      The following table shows for the year ended December 31, 2005 stock options we granted to the Named Executive Officers.
Option Grants in Last Fiscal Year

	No. of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price Per		Present Value at
Name	Granted(1)	2005(2)	Share	Expiration Date	Grant Date(3)

James S. Tisch	7,500	4.24%	$45.77	4/19/2015	$163,425
	7,500	4.24	53.60	7/01/2015	181,800
	7,500	4.24	61.90	10/03/2015	207,300
	7,500	4.24	69.38	12/31/2015	164,700

Lawrence R. Dickerson	5,625	3.18	45.77	4/19/2015	122,569
	5,625	3.18	53.60	7/01/2015	136,350
	5,625	3.18	61.90	10/03/2015	155,475
	5,625	3.18	69.38	12/31/2015	123,525

David W. Williams	3,750	2.12	45.77	4/19/2015	81,713
	3,750	2.12	53.60	7/01/2015	90,900
	3,750	2.12	61.90	10/03/2015	103,650
	3,750	2.12	69.38	12/31/2015	82,350

Rodney W. Eads	2,000	1.13	45.77	4/19/2015	43,580
	2,000	1.13	53.60	7/01/2015	48,480
	2,000	1.13	61.90	10/03/2015	55,280
	2,000	1.13	69.38	12/31/2015	43,920

John L. Gabriel, Jr.	2,000	1.13	45.77	4/19/2015	43,580
	2,000	1.13	53.60	7/01/2015	48,480
	2,000	1.13	61.90	10/03/2015	55,280
	2,000	1.13	69.38	12/31/2015	43,920

(1)	All options reported vest in four equal, annual installments beginning on April 19, 2006.

(2)	This calculation is based on options to purchase a total of 176,700 shares of common stock granted to employees under our Second Amended and Restated 2000 Stock Option Plan during 2005.

(3)	The per share weighted-average fair value of stock options granted during 2005 on April 19, July 1, October 3 and December 31 was $21.79, $24.24, $27.64 and $21.96 per share, respectively. We estimated the fair value of each stock option granted on the date of grant using the Binomial Option Pricing Model. Assumptions used in the model included a weighted average risk-free interest rate of 4.16%, an expected life of options of seven years, expected volatility of our common stock price of 30% and an expected dividend yield on our common stock of 1.06%.

      The following table provides information on the exercise of stock options during the year ended December 31, 2005 and the value of unexercised stock options held, as of December 31, 2005, by each of the Named Executive Officers. None of the Named Executive Officers held any SARs at December 31, 2005.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2005		December 31, 2005
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James S. Tisch	—	$—	90,000	75,000	$3,511,850	$1,970,025
Lawrence R. Dickerson	69,744	2,416,214	—	56,256	—	1,745,484
David W. Williams	44,996	1,271,698	—	37,504	—	1,163,644
Rodney W. Eads	—	—	12,629	20,375	331,234	637,198
John L. Gabriel, Jr.	25,872	669,916	—	20,128	—	626,213
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
General
      Recommendations regarding compensation of our executive officers are prepared by our President and submitted to the Executive Committee of our Board of Directors for approval, except that the President does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his own compensation or, as discussed below, the compensation of our Chief Executive Officer, which is reviewed and approved by our Independent Directors.
      Our compensation program is designed to enable us to attract, motivate and retain high-quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, we provide for competitive base salaries, annual variable performance incentives payable in cash, and stock options for the achievement of financial performance goals.
Salaries
      Every one of our salaried employees, including our officers, is assigned a salary grade at the commencement of employment pursuant to a system that considers objective criteria, such as the employee’s level of financial responsibility and supervisory duties, and the education and skills required to perform the employee’s functions; however, the assignment of an employee to a particular salary grade necessarily involves subjective judgments. Within each grade, salaries are determined within a range based solely on subjective factors such as the employee’s contribution to our company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer’s compensation will be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer’s compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to our company.
Annual Cash Bonus Incentives
      Annual cash bonus incentives may be awarded under the Diamond Offshore Management Bonus Program or, for certain of our highest paid executive officers, under our Incentive Compensation Plan, each of which is intended to provide a means whereby certain of our selected officers and key employees may develop a sense of proprietorship and personal involvement in our development and financial success, and encourage the participants to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. Under our Management Bonus Program, the Executive Committee of our Board of Directors is authorized to establish an annual bonus pool based on the committee’s evaluation of our company during the year relative to peer companies, the performance of our share price and extraordinary events during the year and, under our Incentive Compensation Plan, the Incentive Compensation Committee is authorized to establish such an annual bonus pool. The Executive Committee and the Incentive Compensation Committee did establish such bonus pools for 2005.
      The Executive Committee and the Incentive Compensation Committee established the bonus payouts from the respective bonus pools based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the committee considered appropriate. These bonuses for 2005 are payable in annual installments (25%, 15%, 15%, 15%, 15% and 15%) over the six calendar year period following 2005 for participants of salary grade 12 and above, and are payable in annual installments (50%, 25% and 25%) over the three calendar year period following 2005 for participants of salary grade 11 and below, and, with certain exceptions, are forfeited if not paid prior to termination of employment.
      The Competitor Group Index used in the total stockholder return comparison is not used to determine any cash bonus incentives for our executives or for purposes of the Diamond Offshore Management Bonus Program or our Incentive Compensation Plan. See “Cumulative Total Stockholder Return” below.
Stock Option Plan
      Stock options or SARs under our Second Amended and Restated 2000 Stock Option Plan may be granted to optionees selected from time to time by our Board of Directors or Incentive Compensation Committee. This element of our compensation policy provides the opportunity for our executive officers to be compensated based upon increases in the market price of our common stock. The purposes of the stock option plan are to allow us and our subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve our long-term goals and to reward them upon achievement of those goals. During 2005, options to acquire 176,700 shares of our common stock were granted under the stock option plan. All of these options were outstanding as of December 31, 2005.
      The Board of Directors or, as applicable, the Incentive Compensation Committee, has broad authority to administer and interpret the stock option plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Board of Directors or Incentive Compensation Committee also has the authority to accelerate the exercisability of an outstanding option and extend the option term of an outstanding option.
Compensation of the Chief Executive Officer
      Our Independent Directors determined the compensation (salary and bonus) of our Chief Executive Officer for 2005. Accordingly, James S. Tisch did not participate in the preparation of recommendations, or the review, modification or approval of recommendations, with respect to his compensation. This decision for 2005 was determined subjectively, and not necessarily tied to corporate performance, with consideration given to Mr. Tisch’s level of responsibility and importance to our company relative to our other executives, his contributions to the successful implementation of significant strategic initiatives that we expect to benefit us in future years, including our capital upgrade program and on-going rationalization of our rig fleet (purchases and sales). No fixed, relative weights were assigned to these subjective factors.
THE BOARD OF DIRECTORS
James S. Tisch, Chairman
Lawrence R. Dickerson
Alan R. Batkin
Charles L. Fabrikant
Paul G. Gaffney, II
Herbert C. Hofmann
Arthur L. Rebell
Raymond S. Troubh

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Prior to the initial public offering of our common stock in October 1995, or the Initial Public Offering, we were a wholly owned subsidiary of Loews. In connection with the Initial Public Offering, we entered into agreements with Loews pursuant to which Loews provides certain management, administrative and other services to us and certain other obligations were assumed by the parties. These agreements were not the result of arm’s length negotiations between the parties.
      Services Agreement. We entered into a services agreement with Loews effective upon consummation of the Initial Public Offering pursuant to which Loews agreed to continue to perform certain administrative and technical services on our behalf. These services include personnel, telecommunications, purchasing, internal auditing, accounting, data processing and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the services agreement, we reimburse Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The services agreement may be terminated at our option upon 30 days’ notice to Loews and at the option of Loews upon six months’ notice to us. In addition, we have agreed to indemnify and hold harmless Loews for all claims and damages arising from the provision of services by Loews under the services agreement, unless due to the gross negligence or willful misconduct of Loews. Under the services agreement, we paid Loews approximately $429,000 for services performed by Loews in 2005.
      Registration Rights Agreement. Under a Registration Rights Agreement dated as of October 16, 1995, as amended, between us and Loews, subject to certain limitations, we will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of two remaining requests, in order to permit Loews to offer and sell any of our common stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. We have the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be adversely affected. In addition, we have the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in a “shelf” registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if we are conducting or about to conduct an underwritten public offering of our securities for our own account, or would be required to disclose information regarding our company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which we are then engaged. Subject to certain conditions, we have also granted Loews the right to include its shares of our common stock in any registration statements covering offerings of our common stock by us, and we will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. We will indemnify Loews, and Loews will indemnify us, against certain liabilities in respect of any registration statement or offering covered by the registration rights agreement, as amended.
      Other. During 2005 we made payments of $1.2 million to Ernst & Young LLP for tax and other consulting services. The wife of Lawrence R. Dickerson, our President and Chief Operating Officer and one of our directors, is an audit partner at this firm.

CUMULATIVE TOTAL STOCKHOLDER RETURN
      The following graph shows the cumulative total stockholder return for our common stock, the Standard & Poor’s 500 Index and a Competitor Group Index over the five year period ended December 31, 2005.
Comparison of 2001 — 2005 Cumulative Total Return(1)
Indexed Total Stockholder Return

	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2005

Diamond Offshore	100	77	57	54	107	187

S&P 500	100	88	69	88	98	103

Competitor Group(2)	100	71	65	71	95	138

(1)	Total return assuming reinvestment of dividends. Dividends for the periods reported include quarterly dividends of $0.125 per share of our common stock that we paid during 2001, 2002, the first three quarters of 2003 and the last two quarters of 2005. Beginning in the fourth quarter of 2003 through the first two quarters of 2005, we paid a quarterly dividend of .0625 per share. Assumes $100 invested on December 31, 2000 in our common stock, the S&P 500 Index and a competitor group index that we constructed.

(2)	The competitor group that we constructed consists of the following companies: Baker Hughes Incorporated, ENSCO International Incorporated, Halliburton Company, Noble Drilling Corporation, Schlumberger Ltd., Tidewater Inc. and Transocean Inc. Total return calculations were weighted according to the respective company’s market capitalization.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)
      The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditors for 2006. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.
      We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with an opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.
      Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to us and our subsidiaries for the years ended December 31, 2005 and 2004:
      Audit Fees. The aggregate fees billed for the audit of our annual financial statements and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and various statutory audits for certain of our foreign subsidiaries for 2005 and 2004 were approximately $1,268,000 and $1,264,000, respectively. The fees paid in 2005 include fees for the audit of our annual financial statements, audit of management’s assessment of our internal control over financial reporting, reviews of financial statements included in our reports on Form 10-Q and Form 10-K, statutory audits and regulatory attestation services.
      Audit-Related Fees. The aggregate fees billed for audit-related services for 2005 and 2004 were approximately $32,000 and $100,000, respectively. These fees relate to employee benefit plan audits and the audit of the annual financial statements of one of our subsidiaries in connection with regulatory compliance. In addition, the fees for 2004 included implementation assistance, to the extent permitted, in connection with Section 404 of the Sarbanes-Oxley Act. All audit-related services for 2005 and 2004 were 100% approved in advance by the Audit Committee.
      Tax Fees. The aggregate fees billed for tax services for 2005 and 2004 were approximately $68,000 and $124,100, respectively. These fees relate to tax return preparation and tax planning and consulting.
      All Other Fees. There were no fees billed for services other than those included above for 2005 and 2004.
Auditor Engagement and Pre-Approval Policy
      In order to assure the continued independence of our independent auditor, currently Deloitte & Touche LLP, the Audit Committee has adopted a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy in July 2003, the Audit Committee or its designee has pre-approved all engagements by us and our subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditor.
      The Board of Directors recommends a vote FOR Proposal No. 2.
SOLICITATION EXPENSES
      We will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of our Board of Directors. In addition to solicitation by mail, we may solicit proxies personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of our common stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to the beneficial owners. We will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of our common stock.
COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS
      Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. We will deliver all such communications to the director or directors to whom they are addressed.
      Stockholder proposals intended for inclusion in the proxy statement to be issued in connection with our 2007 annual meeting of stockholders must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than November 29, 2006.
      Stockholder proposals submitted outside of the Commission’s procedures for including such proposals in our proxy statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by our Corporate Secretary no later than November 29, 2006. If a proposal is received after that date, our proxy for the 2007 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2007 annual meeting of stockholders.
OTHER MATTERS
      While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

William C. Long
Vice President, General Counsel and Secretary

DIAMOND OFFSHORE DRILLING, INC. 15415 KATY FREEWAY HOUSTON, TX 77094 AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Diamond Offshore Drilling, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to it Diamond Offshore Drilling, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

è	000000000000

NAME
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345
DIAMOND OFFSHORE DRILLING INC - COMMON	123,456,789,012.12345

PAGE 2 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DIAMO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DIAMOND OFFSHORE DRILLING, INC.
		0 2		0 0 0 0 0 0 0 0 0 0		2 1 4 9 5 8 2 8 6 0 1 6
1.	Election of Directors
	NOMINEES: 01) James S. Tisch, 02) Lawrence R. Dickerson,		For	Withhold	For All	To withhold authority to vote
	03) Alan R. Batkin, 04) Charles L. Fabrikant, 05) Paul G. Gaffney, II, 06) Herbert C. Hofmann, 07) Arthur L. Rebell, and 08) Raymond S. Troubh		All	For All	Except	for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
			☐	☐	☐

						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2006.					☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

					123,456,789,012
		P29130			25271C102
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date	56

DIAMOND OFFSHORE DRILLING, INC.
COMMON
This proxy is solicited on behalf of the Board of Directors for the
2006 Annual Meeting of Stockholders on May 23, 2006
The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2006 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the "Company") to be held at the Regency Hotel, 540 Park Avenue, New York, New York 10021 at 11:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees as directors, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2006, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.